Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Motorola Debenture-Backed Series 2002-12

*CUSIP: 21988G395

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 9, 2011.

INTEREST ACCOUNT

Balance as of April 1, 2011		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of August 9, 2011 Call Price received August 9, 2011 upon exercise of Call Warrants by certain of the holders thereof		$371,200.52

LESS:
Distribution to Certificate Holders	-$	371,200.52
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of August 9, 2011		$0.00

PRINCIPAL ACCOUNT

Balance as of April 1, 2011		$0.00
Scheduled Principal received on securities		$0.00
Unscheduled Principal received on securities		$0.00
Principal portion of August 9, 2011 Call Price received August 9, 2011 upon exercise of Call Warrants by certain of the holders thereof		$12,731,725.00

LESS:
Distribution of principal to Certificate Holders on August 9, 2011	-$	12,731,725.00
Distribution of $20,000,000 face amount of underlying securities to certain Holders of exercised Call Warrants on August 9, 2010	-$	0.00
Balance as of August 9, 2011		$0.00

UNDERLYING SECURITIES HELD AS OF August 9, 2011

Principal Amount	Title of Security
$49,776,000	Motorola, Inc. 5.22% Debentures due October 1, 2097
*CUSIP: 620076AM1

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.